Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Castle Biosciences, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

San Diego, California
March 11, 2021